Exhibit 99.1
EPAM Reports Results for Fourth Quarter and Full Year 2015

Fourth Quarter revenue increased 28.7% year-over-year and 10.3% sequentially
Annual revenues of $914.1 million, up 25.2% year-over-year
Non-GAAP net income grew more than 31.3% for the fourth quarter year-over-year and 28.2% for the full year
Newtown, PA - February 18, 2016 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced results for its fourth quarter and year ended December 31, 2015.
“We are very pleased that, despite market uncertainties and FX challenges, our investments in new digital capabilities, along with our ability to successfully integrate them with our traditionally strong software engineering skills, allowed us to reach our 16th consecutive quarter of over 20% year-over-year organic revenue growth,” said Arkadiy Dobkin, CEO and President of EPAM. “As we look to 2016, our continued investments should position us better to benefit from higher-growth market opportunities around the world.”
Fourth Quarter 2015 Highlights

•	Revenues increased to a record $260.3 million, up 28.7% year-over-year, and 10.3% sequentially;

•	In constant currency, revenue was up 34.3% year over year and 11.7% sequentially;

•	GAAP income from operations was $31.8 million, an increase of 32.3% compared to $24.0 million in the fourth quarter of 2014;

•	Non-GAAP income from operations was $46.9 million, an increase of $10.7 million, or 29.6%, from $36.2 million in the fourth quarter of 2014;

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.52, increase from $0.37 in the in the fourth quarter of 2014;

•	Non-GAAP quarterly diluted EPS was $0.78 up 25.8% from $0.62 in the fourth quarter of 2014.

Full Year 2015 Highlights

•	Revenues increased 25.2% to a record $914.1 million, up from $730.0 million in 2014;

•	In constant currency, revenue was up 32.8% year over year;

•	GAAP income from operations for 2015 was $106.0 million, an increase of 23.0% over 2014;

•	Non-GAAP income from operations was $158.7 million, an increase of 28.9% compared to $123.1 million in 2014;

•	Diluted EPS on a GAAP basis was $1.62, compared to $1.40 in the previous year;

•	Non-GAAP diluted EPS was $2.73, compared to $2.22 in 2014.
Cash Flow from Operations

•
Cash from operations was $76.4 million for the year 2015, down 27.2% from $104.9 million in 2014, and was $11.8 million in the fourth quarter of 2015, down from $48.7 million in the fourth quarter of 2014;

•	As of December 31, 2015, cash and cash equivalents totaled $199.4 million.

Other Metrics

•	As of December 31, 2015, total headcount was 18,354, an increase of 30.1% from 14,109 at December 31, 2014;

•	Total production headcount increased 36.0% to 16,078 in 2015 from 11,824 in 2014;

•	Utilization was at 74.9% in 2015, a 2.3% decrease from 77.2% in 2014.

2016 Outlook - Full Year and First Quarter
Based on current conditions, EPAM expects:

•	Year-over-year revenue growth to be at least 26% after 3% currency headwinds, meaning constant currency growth of 29%;

•	Non-GAAP net income growth for 2016 is expected to be at least 20% year-over-year, with an effective tax rate of approximately 21%;

•	The full year weighted average share count is expected to be just approximately 53.6 million diluted shares outstanding and the full year non-GAAP diluted EPS will be at least $3.20;

•	The full year GAAP diluted EPS will be at least $2.05;

•
Revenues at least $258 million for the first quarter of 2016, representing a growth rate of at least 29% over first quarter 2015 revenues. This includes 3% anticipated currency headwinds, meaning constant currency growth of at least 31%;

•	First quarter 2016 non-GAAP diluted EPS is expected to be at least $0.70 based on an estimated first quarter 2016 weighted average of 53.0 million diluted shares;

•	First quarter 2016 GAAP diluted EPS to be at least $0.43.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 18, 2016 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (domestic) or 1-201-689-8560 (international). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international). The passcode for the replay is 13629306. The telephonic replay will be available until March 3, 2016. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM serves clients worldwide utilizing its award-winning global delivery platform and its locations in over 26 countries across North America, Europe, Asia and Australia. EPAM was ranked #6 in America's 25 Fastest-Growing Tech Companies, and #3 in America's Best Small Companies lists by Forbes Magazine.
For more information, please visit http://www.epam.com.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM's consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$260,253	$202,184	$914,128	$730,027
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	158,291	121,465	566,913	456,530
Selling, general and administrative expenses	64,414	49,761	222,759	163,666
Depreciation and amortization expense	4,899	2,833	17,395	17,483
Goodwill impairment loss	—	2,241	—	2,241
Other operating expenses/(income), net	884	1,869	1,094	3,924
Income from operations	31,765	24,015	105,967	86,183
Interest and other income, net	1,409	1,368	4,731	4,769
Change in fair value of contingent consideration	—	(1,924)	—	(1,924)
Foreign exchange income/(loss)	1,559	1,123	(4,628)	(2,075)
Income before provision for income taxes	34,733	24,582	106,070	86,953
Provision for income taxes	7,095	6,159	21,614	17,312
Net income	$27,638	$18,423	$84,456	$69,641
Foreign currency translation adjustments	(5,699)	(11,308)	(13,096)	(20,251)
Comprehensive income	$21,939	$7,115	$71,360	$49,390

Net income per share:
Basic	$0.56	$0.39	$1.73	$1.48
Diluted	$0.52	$0.37	$1.62	$1.40
Shares used in calculation of net income per share:
Basic	49,360	47,620	48,721	47,189
Diluted	52,670	50,339	51,986	49,734

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of December 31, 2015	As of December 31, 2014
Assets
Current assets
Cash and cash equivalents	$199,449	$220,534
Time deposits	30,181	—
Accounts receivable, net of allowance of $1,729 and $2,181, respectively	174,617	124,483
Unbilled revenues	95,808	55,851
Prepaid and other current assets	14,344	9,289
Employee loans, net of allowance of $0 and $0, respectively, current	2,689	2,434
Deferred tax assets, current	11,847	2,496
Total current assets	528,935	415,087
Property and equipment, net	60,499	55,134
Restricted cash, long-term	238	156
Employee loans, net of allowance of $0 and $0, respectively, long-term	3,649	4,081
Intangible assets, net	46,860	47,689
Goodwill	115,930	57,417
Deferred tax assets, long-term	18,312	11,094
Other long-term assets	4,113	3,368
Total assets	$778,536	$594,026

Liabilities
Current liabilities
Accounts payable	$2,576	$4,641
Accrued expenses and other liabilities	60,384	32,203
Deferred revenue, current	3,047	3,220
Due to employees	32,067	24,518
Taxes payable	29,472	24,704
Contingent consideration, current	—	35,524
Deferred tax liabilities, current	365	603
Total current liabilities	127,911	125,413
Long-term debt	35,000	—
Deferred tax liabilities, long-term	2,402	4,563
Total liabilities	165,313	129,976
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 50,177,044 and 48,748,298 shares issued, 50,166,537 and 48,303,811 shares outstanding at December 31, 2015 and December 31, 2014, respectively	49	48
Additional paid-in capital	303,363	229,501
Retained earnings	345,054	260,598
Treasury stock	(93)	(4,043)
Accumulated other comprehensive loss	(35,150)	(22,054)
Total stockholders’ equity	613,223	464,050
Total liabilities and stockholders’ equity	$778,536	$594,026

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three months ended December 31, 2015			Year ended December 31, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$158,291	$(3,824)	$154,467	$566,913	$(13,695)	$553,218
Selling, general and administrative expenses(2)	$64,414	$(8,903)	$55,511	$222,759	$(32,871)	$189,888
Income from operations(3)	$31,765	$15,142	$46,907	$105,967	$52,723	$158,690
Operating margin	12.2%	5.8%	18.0%	11.6%	5.8%	17.4%
Net income(4)	$27,638	$13,583	$41,221	$84,456	$57,351	$141,807
Diluted earnings per share(5)	$0.52		$0.78	$1.62		$2.73

	Three months ended December 31, 2014			Year ended December 31, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$121,465	$(2,257)	$119,208	$456,530	$(8,648)	$447,882
Selling, general and administrative expenses(2)	$49,761	$(5,863)	$43,898	$163,666	$(16,876)	$146,790
Income from operations(3)	$24,015	$12,175	$36,190	$86,183	$36,959	$123,142
Operating margin	11.9%	6.0%	17.9%	11.8%	5.1%	16.9%
Net income(4)	$18,423	$12,976	$31,399	$69,641	$40,958	$110,599
Diluted earnings per share (5)	$0.37		$0.62	$1.40		$2.22

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Selling, general and administrative expenses - Acquisition related	$4,705	$3,701	$18,690	$8,829
Selling, general and administrative expenses - All other	3,954	2,138	13,448	7,143
Acquisition-related costs	244	24	733	904
Total adjustments to GAAP selling, general and administrative expenses	$8,903	$5,863	$32,871	$16,876

(3)	Adjustments to GAAP income from operations:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Stock-based compensation expense	$12,483	$8,096	$45,833	$24,620
reported within cost of revenues	3,824	2,257	13,695	8,648
reported within selling, general and administrative expenses - acquisition related	4,705	3,701	18,690	8,829
reported within selling, general and administrative expenses - all other	3,954	2,138	13,448	7,143
Acquisition-related costs	244	24	733	904
Amortization of purchased intangible assets	1,674	(31)	5,416	5,349
Goodwill impairment loss	—	2,241	—	2,241
One-time charges	741	1,845	741	3,845
Total adjustments to GAAP income from operations	$15,142	$12,175	$52,723	$36,959

(4)	Adjustments to GAAP net income:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Stock-based compensation expense	$12,483	$8,096	$45,833	$24,620
reported within cost of revenues	3,824	2,257	13,695	8,648
reported within selling, general and administrative expenses - acquisition related	4,705	3,701	18,690	8,829
reported within selling, general and administrative expenses - all other	3,954	2,138	13,448	7,143
Acquisition-related costs	244	24	733	904
Amortization of purchased intangible assets	1,674	(31)	5,416	5,349
Goodwill impairment loss	—	2,241	—	2,241
One-time charges	741	1,845	741	3,845
Change in fair value of contingent consideration	—	1,924	—	1,924
Foreign exchange loss/ (gain)	(1,559)	(1,123)	4,628	2,075
Total adjustments to GAAP net income	$13,583	$12,976	$57,351	$40,958

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and year ended December 31, 2015 and 2014.